UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2020, Sono-Tek Corporation (the “Company”) entered into a loan transaction pursuant to which it shall receive proceeds of $1,001,640 (the “PPP Loan”) under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying companies and is administered by the U.S. Small Business Administration (the “SBA”).

The PPL Loan is evidenced by a promissory note, dated as of April 17, 2020 (the “Note”), between the Company and M&T Bank (the “Lender”). The Note has a two-year term, bears interest at the rate of 1.0% per annum, and may be prepaid at any time without payment of any premium. No payments of principal or interest are due during the six-month period beginning on the date of the Note (the “Deferral Period”). Beginning on the seventh month following the date of the Note, the Company is required to make 18 monthly payments of principal and interest in the amount of $56,088.24.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loan granted under the PPP, with such forgiveness to be determined, subject to limitations, based on the use of the loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. However, at least 75 percent of the PPP Loan proceeds must be used for eligible payroll costs. The terms of any forgiveness may also be subject to further requirements in any regulations and guidelines the SBA may adopt.

In order to obtain forgiveness of the PPP Loan, the Company must submit a request and provide satisfactory documentation regarding its compliance with applicable requirements. While the Company currently believes that its use of the Note proceeds will meet the conditions for forgiveness under the PPP, no assurance is provided that the Company will obtain forgiveness of the Note in whole or in part. The Company must repay any unforgiven principal amount of the Note, with interest, on a monthly basis following the Deferral Period.

The Note contains customary events of default relating to, among other things, payment defaults and breaches of representations, warranties or covenants. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On April 21, 2020, the Company issued a press release regarding its receipt of the PPP Loan. The press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated by reference to this Item 7.01.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Promissory Note, dated April 17, 2020, by and between Sono-Tek Corporation and M&T Bank
99.1	Press release dated April 21, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

April 21, 2020